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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                _______________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) November 28, 1994
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                    Reliance Financial Services Corporation
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              (Exact Name of Registrant as Specified in Charter)

        Delaware                             1-7080           51-0113548
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(State or Other Jurisdiction              (Commission       (IRS Employer
    of Incorporation)                     File Number)   Identification No.)

Park Avenue Plaza, New York, New York                               10055
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code  212-909-1100
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         (Former Name or Former Address, if Changed Since Last Report)

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     This Current Report on Form 8-K is being filed by Reliance Financial
Services Corporation, a Delaware corporation (the "Company").

ITEM 5.  OTHER EVENTS

     On November 28, 1994, Reliance Insurance Company, the Company's principal property and casualty insurance subsidiary ("Reliance"), received an order from the outgoing insurance commissioner of California ordering Reliance to pay refunds to its policyholders under California Proposition 103 totaling $44,751,102, plus interest of 10% from May 8, 1989 through the date of payment. Reliance understands that similar orders have been issued to 27 other insurance companies, with the commissioner seeking a total of $1.25 billion in refunds from the 28 carriers.

     Reliance believes that, overall, it did not earn a fair rate of return on its California business, and intends to contest vigorously the refund order and the application to Reliance of the regulations pursuant to which it was issued. The validity of the implementation of California's Proposition 103 rate rollback requirement is being appealed to the Supreme Court of the United States by another insurance company.
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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 1994

                        RELIANCE FINANCIAL SERVICES CORPORATION


                        By: /s/ James E. Yacobucci
                            ------------------------
                            Name: James E. Yacobucci
                            Title: Senior Vice President,
                                   Investments